Exhibit 99 (j)

                                  C & D IT LLC

                      OPERATING AND JOINT VENTURE AGREEMENT
                      -------------------------------------

     This Operating and Joint Venture Agreement (this "Agreement") of C & D IT LLC (the "Company") is made as of March 1, 2002, by and between the persons identified as the Members on Schedule A attached hereto (such persons and their
                              ----------
respective successors in office or in interest being hereinafter referred to individually as a "Member" or collectively as the "Members").

     WHEREAS, the Managing Trustee of AFG Investment Trust C and AFG Investment Trust D has determined that a joint investment by the trusts through a joint venture entity in BMIF/BSLF II Rancho Malibu Limited Partnership would be in the best interest of the respective trusts;

     WHEREAS, the Members of the Company desire that PLM International, Incorporated, a jointly-owned, indirect subsidiary of the Members, through a to-be-organized subsidiary (the "Acquisition Sub") enter into a contribution agreement with Semele Group, Inc. ("Semele") and the Acquisition Sub, BSLF II Rancho Malibu Corp. ("BSLF") by which the Acquisition Sub will contribute consideration to Semele in exchange for all of Semele's limited partnership interest in BMIF/BSLF II Rancho Malibu Limited Partnership ("RM Limited Partnership") and all of the capital stock of BSLF, the general Partner of RM Limited Partnership (the "RMLP Closing");

     WHEREAS, the Members of the Company will obtain the approval of their respective beneficiaries to said contribution through the solicitation of consents and such solicitations will take several months to accomplish and may not be successful;

     WHEREAS, Semele will not defer taking other action with respect to its interests in RM Limited Partnership without a $2 million financial commitment from the Members during the period of time before the Members receive the consents of their respective beneficiaries;

     WHEREAS, the Members have determined to contribute $1 million each to the Company;

     WHEREAS, the Members have directed the Company to contribute $2 million to RM Limited Partnership in exchange for a general partnership interest in RM Limited Partnership that (a) gives the Company rights as a co-managing general partner, and (b) is subject to a "claw back" right that requires the refund of said $2 million contribution in the event that (i) said consents of the Members' beneficiaries are not obtained by the deadline for such consents, or (ii) the RMLP Closing has not occurred within 45 days after the date the forms of consents must be received by the Members, which claw back right shall be secured by the pledge of a security interest by Semele of all of its capital stock in BSLF, its limited partnership interest in RM Limited Partnership and all of the assets of RM Limited Partnership;

     WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the "Act") pursuant to the Certificate of Formation of the Company dated March 1, 2002 (the "Certificate of Formation");

     WHEREAS, the Members desire to engage in a joint venture which will act as a co-managing general partner of RM Limited Partnership;

     WHEREAS, the Members will actively manage the joint venture and will act as the initial Managers of the Company (each Member in its capacity as Manager referred to herein as a "Manager" and, collectively, the "Managers"), although the Members intend to reserve the right in the future to appoint Managers who are not Members; and

     WHEREAS, the Members wish to set out fully their respective rights, obligations and duties regarding the Company, its assets and liabilities and the joint venture;

     NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

                                    ARTICLE I
                             Organization and Powers

1.1.     Organization.  The  Company  has  been  formed  by  the  filing  of its
         ------------
Certificate of Formation (as amended from time to time, the "Certificate" or the
     "Certificate of Formation") with the Delaware Secretary of State pursuant to the Act. The Certificate of Formation may be restated by the Managers as provided in the Act or amended by the Managers to change the address of the office of the Company in Delaware and the name and address of its resident agent in Delaware or to make corrections required by the Act. Other additions to or amendments of the Certificate of Formation shall be authorized by the Members as provided in Section 10.4.

1.2.     Purposes and Powers.  The Company shall have authority to engage in any
         -------------------
     lawful business, trade, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act and any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company, including without limitation the following powers:

(a) to conduct its business and operations in any state, territory or possession of the United States or in any foreign country or jurisdiction;

(b) to purchase, receive, take, lease or otherwise acquire, own, hold, improve, maintain, use or otherwise deal in and with, sell, convey, lease, exchange, transfer or otherwise dispose of, mortgage, pledge, encumber or create a security interest in all or any of its real or personal property, or any interest therein, wherever situated;

(c) to borrow or lend money or obtain or extend credit and other financial accommodations, to invest and reinvest its funds in any type of security or obligation of or interest in any public, private or governmental entity, and to give and receive interests in real and personal property as security for the payment of funds so borrowed, loaned or invested;

(d) to make contracts, including contracts of insurance, incur liabilities and give guaranties, whether or not such guaranties are in furtherance of the business and purposes of the Company, including without limitation guaranties of obligations of other persons who are interested in the Company or in whom the Company has an interest;

(e) to appoint one or more Managers of the Company, to employ officers, employees, agents and other persons, to fix the compensation and define the duties and obligations of such personnel, to establish and carry out retirement, incentive and benefit plans for such personnel and to indemnify such personnel to the extent permitted by this Agreement and the Act;

(f) to make donations irrespective of benefit to the Company for the public welfare or for community, charitable, religious, educational, scientific, civic or similar purposes;

(g) to institute, prosecute and defend any legal action or arbitration proceeding involving the Company, and to pay, adjust, compromise, settle or refer to arbitration any claim by or against the Company or any of its assets; and

(h) to be a partner in one or more partnerships or a member or manager in one or more limited liability companies.

Notwithstanding the foregoing, however, the Company shall not have the authority to engage in any business, trade, purpose or activity or exercise any power or privilege that (i) exceeds the authority, rights, privileges or powers conferred to any Member in such Member's charter documents, or (ii) contravenes or conflicts with the charter documents of any Member.

1.3.     Principal  Place  of  Business.  The  principal  office  and  place  of
         ------------------------------
business  of the Company shall initially be 200 Nyala Farms, Westport, CT 06880.
     The Members may change the principal office or place of business of the Company at any time and may cause the Company to establish other offices or places of business.

1.4.     Fiscal  Year.  The  fiscal year of the Company shall end on December 31
         ------------
in  each  year.

1.5.     Qualification  in  Other  Jurisdictions.  The  Managers shall cause the
         ---------------------------------------
Company to be qualified or registered under applicable laws of any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including without limitation the appointment of agents for service of process in such jurisdictions.


                                   ARTICLE II
                                     Members

2.1.     Members.  The  initial Members of the Company and their addresses shall
         -------
be  listed on Schedule A and such Schedule shall be amended from time to time by
              ----------
the Managers to reflect the withdrawal of Members or the admission of new or additional Members pursuant to this Agreement. Schedule A shall set forth the
                                                  ----------
percentage interest which each Member holds in the profits and losses of the Company (the "Membership Interests"). The Members shall constitute a single class or group of Members of the Company for all purposes of the Act, unless otherwise expressly provided herein. The Managers shall notify the Members of changes in Schedule A, which shall constitute the record list of the Members for
           ----------
     all  purposes  of  this  Agreement.

2.2.     Admission  of  New  Members.  Additional persons may be admitted to the
         ---------------------------
Company as Members and may participate in the profits, losses, distributions, allocations and capital contributions of the Company upon such terms as are established by the Managers, which may include the establishment of classes or groups of one or more Members having different relative rights, powers and duties, or the right to vote as a separate class or group on specified matters, by amendment of this Agreement under Section 10.4. Existing Members shall have no preemptive or similar right to subscribe to the purchase of new membership interests in the Company.

2.3.     Meetings  of  Members.
         ---------------------

(a) Meetings of Members may be called for any proper purpose at any time by the Managers or by any Member. The Managers or the Members calling the meeting shall determine the date, time and place of each meeting of Members, and written notice thereof shall be given by the Managers to each Member not less than seven (7) days nor more than sixty (60) days prior to the date of the meeting. Notice shall be sent to Members of record on the date when the meeting is called. The business of each meeting of Members shall be limited to the purposes described in the notice. A written waiver of notice, executed before or after a meeting by a Member or its authorized attorney and delivered to the Managers, shall be deemed equivalent to notice of the meeting.

(b) All Members must be present for the transaction of any business at a meeting of Members. Members may attend a meeting in person or by proxy. Members may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Members present to hear each other. If less than all of the Members are present, the meeting may be adjourned by the chairman to a later date, time and place, and the meeting may be held as adjourned without further notice. When an adjourned meeting is reconvened, any business may be transacted that might have been transacted at the original meeting.

(c) A chairman selected by the Managers shall preside at all meetings of the Members unless the Members elect a Member to act as a chairman of the meeting. The chairman shall determine the order of business and the procedures to be followed at each meeting of Members.

2.4.     Action  Without  a  Meeting.  There  is no requirement that the Members
         ---------------------------
hold a meeting in order to take action on any matter. Any action required or permitted to be taken by the Members may be taken without a meeting if one or more written consents to such action shall be signed by Members holding all of the Membership Interests in the Company. Such written consents shall be delivered to the Managers at the principal office of the Company and unless otherwise specified shall be effective on the date when the first consent is so delivered. The Managers shall give prompt notice to all Members who did not consent to any action taken by written consent of Members without a meeting.

2.5.     Voting  Rights.  All  actions,  approvals  and  consents to be taken or
         --------------
given by the Members under the Act, this Agreement or otherwise shall require the affirmative vote or written consent of all Members.

2.6.     Limitation  of  Liability  of Members.  Except as otherwise provided in
         -------------------------------------
the Act, no Member of the Company shall be obligated personally for any debt, obligation or liability of the Company or of any other Member, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company. Except as otherwise provided in the Act, by law or expressly in this Agreement, no Member shall have any fiduciary or other duty to another Member with respect to the business and affairs of the Company, and no Member shall be liable to the Company or any other Member for acting in good faith reliance upon the provisions of this Agreement. Subject to Section 7.2, no Member shall have any responsibility to restore any negative balance in its Capital Account (as defined in Section 6.1) or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Act or other applicable law; provided, however, that Members
                                                 --------  -------
are  responsible  for their failure to make required Contributions under Section
6.2. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members or Managers responsible for the liabilities of the Company.

2.7.     Authority.  Unless  specifically  authorized by the Managers, no Member
         ---------
that is not a Manager shall be an agent of the Company or have any right, power or authority to act for or to bind the Company or to undertake or assume any obligation or responsibility of the Company or of any other Member.

2.8.     No  Right  to  Withdraw; No Appraisal Rights.  No Member shall have any
         --------------------------------------------
right to resign or withdraw from the Company without the consent of the other Members or to receive any distribution or the repayment of its capital contribution except as provided in Section 7.2 and Article IX upon dissolution and liquidation of the Company. No Member shall have any right to have the fair value of its Membership Interest in the Company appraised and paid out upon the resignation or withdrawal of such Member or any other circumstances.

2.9.     Rights  to  Information.  Members  shall have the right to receive from
         -----------------------
the Managers upon request a copy of the Certificate and of this Agreement, as amended from time to time, and such other information regarding the Company as is required by the Act, subject to reasonable conditions and standards established by the Managers, as permitted by the Act, which may include without limitation withholding or restricting the use of confidential information.


                                   ARTICLE III
                                   Management
                                   ----------

3.1.     Managers.  The  Members  shall  be  the initial Managers of the Company
         --------
hereunder.  The  names and addresses of the Managers shall be listed on Schedule
                                                                        --------
A which shall be amended from time to time by the Managers to reflect the resignation or removal of Managers or the appointment of new or additional Managers pursuant to this Agreement.

3.2.     Qualification.  Each  Manager  shall  actively  devote such time to the
         -------------
business and affairs of the Company as is reasonably necessary for the performance of such Manager's duties, but shall not be required to devote exclusive efforts to the performance of such duties and may delegate its responsibilities as provided in Section 3.3. A Manager need not be a Member.

3.3.     Powers  and  Duties  of  the Managers.  The business and affairs of the
         -------------------------------------
Company shall be managed under the direction of the Managers, who shall have and may exercise on behalf of the Company all of its rights, powers, duties and responsibilities under Section 1.2 or as provided by law, including without limitation the right and authority:

(a) to manage the business and affairs of the Company and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals or other persons in any capacity for such compensation and on such terms as the Managers deem necessary or desirable and to delegate to such persons such of their duties and responsibilities as the Managers shall determine;

(b) to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name of the Company;

(c) to borrow money or otherwise obtain credit and other financial accommodations on behalf of the Company on a secured or unsecured basis as provided in Section 1.2(c), and to perform or cause to be performed all of the Company's obligations in respect of its indebtedness and any mortgage, lien or security interest securing such indebtedness; and

(d) to make elections and prepare and file returns regarding any federal, state or local tax obligations of the Company.

Unless otherwise provided in this Agreement, any action taken by a Manager, and the signature of a Manager on any agreement, contract, instrument or other document on behalf of the Company, shall be sufficient to bind the Company and shall conclusively evidence the authority of that Manager and the Company with respect thereto.

3.4.     Tax  Matters  Partner.  The  Members  shall  serve  as the "Tax Matters
         ---------------------
Partners" of the Company for purposes of Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended (the "Code"), with power to manage and represent the Company in any administrative proceeding of the Internal Revenue Service.

3.5.     Reliance  by  Third  Parties.  Any person dealing with the Company, the
         ----------------------------
Managers  or  any Member may rely upon a certificate signed by any Manager as to
(i) the identity of any Manager or Member; (ii) any factual matters relevant to the affairs of the Company; (iii) the persons who are authorized to execute and deliver any document on behalf of the Company; or (iv) any action taken or omitted to be taken by the Company, the Managers or any Member.

3.6.     Resignation  and  Removal.  Any  Manager may resign upon at least sixty
         -------------------------
(60) days' notice to the Members and the other Managers (unless notice is waived by them). Any Manager may be removed at any time with or without cause by the  Members.

3.7.     Meetings  and  Action  of Managers.  Unless otherwise determined by the
         ----------------------------------
Members or Managers, all action to be taken by the Managers shall be taken by majority vote or written consent of a majority of the Managers then in office. There is no requirement that the Managers hold a meeting in order to take action on any matter. Meetings of the Managers may be called by any Manager. If action is to be taken at a meeting of the Managers, notice of the time, date and place of the meeting shall be given to each Manager by an officer or the Manager calling the meeting by personal delivery, telephone or fax sent to the business or home address of each Manager at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to each Manager at either such address at least seventy-two (72) hours in advance of the meeting; however, no notice need be given to a Manager who waives notice before or after the meeting, or who attends the meeting without protesting at or before its commencement the inadequacy of notice to him or her. Managers may also attend a meeting in person or by proxy, and they may also participate in a meeting by means of conference telephone or similar communications equipment that permits all Managers present to hear each other. A chairman selected by the Managers shall preside at all meetings of the Managers. The chairman shall determine the order of business and the procedures to be followed at each meeting of the Managers.

3.8.     Compensation.  Each  Manager  may  receive  such  compensation  for his
         ------------
services and benefits as may be approved from time to time by the Members. In addition, the Managers shall be entitled to reimbursement for out-of-pocket expenses incurred by them in connection with the performance of their duties for the  Company.

3.9.     Limitation  of  Liability  of  Manager.  No  Manager shall be obligated
         --------------------------------------
personally for any debt, obligation or liability of the Company or of any Member, whether arising in contract, tort or otherwise, solely by reason of being or acting as Manager of the Company. No Manager shall be personally liable to the Company or to its Members for breach of any fiduciary or other duty that does not involve (i) a breach of the duty of loyalty to the Company or its Members, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) a transaction from which the Manager derived an improper personal benefit.


                                   ARTICLE IV
                                 Indemnification
                                 ---------------

4.1.     Definitions.  For  purposes  of  this  Article  IV:
         -----------

(a) "Manager" includes (i) a person serving as a Manager of the Company or in a similar executive capacity appointed by the Managers and exercising rights and duties delegated by the Managers, (ii) a person serving at the request of the Company as a director, Manager, officer, employee or other agent of another organization, and (iii) any person who formerly served in any of the foregoing capacities;

(b) "expenses" means all expenses, including attorneys' fees and disbursements, actually and reasonably incurred in defense of a proceeding or in seeking indemnification under this Article, and except for proceedings by or in the right of the Company or alleging that a Manager received an improper personal benefit, any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and

(c) "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

4.2.     Right  to Indemnification.  Except as limited by law and subject to the
         -------------------------
provisions of this Article, the Company shall indemnify each of its Managers against all expenses incurred by them in connection with any proceeding in which a Manager is involved as a result of serving in such capacity, except that no indemnification shall be provided for a Manager regarding any matter as to which it shall be finally determined that such Manager did not act in good faith and in the reasonable belief that its action was in the best interests of the Company. Subject to the foregoing limitations, such indemnification may be provided by the Company with respect to a proceeding in which it is claimed that a Manager received an improper personal benefit by reason of its position, regardless of whether the claim arises out of the Manager's service in such capacity, except for matters as to which it is finally determined that an improper personal benefit was received by the Manager.

4.3.     Award  of Indemnification.  The determination of whether the Company is
         -------------------------
authorized to indemnify a Manager hereunder and any award of indemnification shall be made in each instance (a) by a majority of the Managers who are not parties to the proceeding in question, (b) by independent legal counsel appointed by the Managers or the Members or (c) by the holders of all of the Membership Interests of the Members who are not parties to the proceeding in question. The Company shall be obliged to pay indemnification applied for by a Manager unless there is an adverse determination (as provided above) within forty-five (45) days after the application. If indemnification is denied, the applicant may seek an independent determination of its right to indemnification by a court, and in such event, the Company shall have the burden of proving that the applicant was ineligible for indemnification under this Article. Notwithstanding the foregoing, in the case of a proceeding by or in the right of the Company in which a Manager is adjudged liable to the Company, indemnification hereunder shall be provided to such Manager only upon a determination by a court having jurisdiction that in view of all the circumstances of the case, such Manager is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

4.4.     Successful  Defense.  Notwithstanding  any  contrary provisions of this
         -------------------
Article, if a Manager has been wholly successful on the merits in the defense of any proceeding in which it was involved by reason of its position as Manager or as a result of serving in such capacity (including termination of investigative or other proceedings without a finding of fault on the part of the Manager), the Manager shall be indemnified by the Company against all expenses incurred by the Manager in connection therewith.

4.5.     Advance  Payments.  Except  as  limited  by law, expenses incurred by a
         -----------------
Manager in defending any proceeding, including a proceeding by or in the right of the Company, shall be paid by the Company to the Manager in advance of final disposition of the proceeding upon receipt of its written undertaking to repay such amount if the Manager is determined pursuant to this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of the Manager to make repayment; provided,
                                                                       --------
however,  that  no  such  advance  payment  of  expenses  shall be made if it is
    ---
determined  pursuant  to  Section  4.3  of  this  Article  on  the  basis of the
    ---
circumstances known at the time (without further investigation) that the Manager
    ---
is  ineligible  for  indemnification.

4.6.     Insurance.  The  Company  shall  have  power  to  purchase and maintain
         ---------
insurance on behalf of any Manager, officer, agent or employee against any liability or cost incurred by such person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

4.7.     Heirs  and  Personal  Representatives.  The indemnification provided by
         -------------------------------------
this Article shall inure to the benefit of the heirs, personal representatives, successors and assigns of each Manager.

4.8.     Non-Exclusivity.  The provisions of this Article shall not be construed
         ---------------
     to limit the power of the Company to indemnify its Managers, Members, officers, employees or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

4.9.     Amendment.  The  provisions  of  this  Article  IV  may  be  amended or
         ---------
repealed  in  accordance with Section 10.5; provided, however, that no amendment
                                            --------  -------
or repeal of such provisions that adversely affects the rights of a Manager under this Article IV with respect to its acts or omissions at any time prior to such  amendment  or repeal shall apply to such Manager without its consent.


                                    ARTICLE V
                              Conflicts of Interest
                              ---------------------

5.1.     Transactions with Interested Persons.  Unless prohibited by the charter
         ------------------------------------
     documents of any Member and unless entered into in bad faith, no contract or transaction between the Company and one or more of its Managers or Members, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Managers or Members have a financial interest or are directors, partners, Managers or officers, shall be voidable solely for this reason or solely because such Manager or Member was present or participated in the authorization of such contract or transaction if:

(a) the material facts as to the relationship or interest of such Manager or Member and as to the contract or transaction were disclosed or known to the other Managers (if any) or Members and the contract or transaction was authorized by the disinterested Managers (if any) or Members; or

(b) the contract or transaction was fair to the Company as of the time it was authorized, approved or ratified by the disinterested Managers (if any) or Members;

and no Manager or Member interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the Company, any Manager or Member, or any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.


                                   ARTICLE VI
                       Capital Accounts and Contributions
                       ----------------------------------

6.1.     Capital  Accounts.
         -----------------

(a) There shall be established on the books of the Company a separate capital account (a "Capital Account") for each Member.

(b) The Capital Account of each Member (regardless of the time or manner in which such Member's interest was acquired) shall be maintained in accordance with the rules of Section 704(b) of the Internal Revenue Code of 1986, as amended, from time to time (the "Code"), and Treasury Regulation Section 1.704-1(b)(2)(iv). Adjustments shall be made to the Capital Accounts for distributions and allocations as required by the rules of Section 704(b) of the Code and the Treasury Regulations thereunder.

(c) If there is a transfer of all or a part of an interest in the Company by a Member, the Capital Account of the transferor that is attributable to the transferred  interest  shall  carry  over  to  the  transferee  of  such Member.

(d) Subject to Section 7.2, notwithstanding any other provision contained herein to the contrary, no Member shall be required to restore any negative balance in its Capital Account.

6.2.     Contributions.  Each Member shall make the contributions to the capital
         -------------
     of  the  Company  (herein  "Contributions")  specified  on Schedule A.  All
                                                                ----------
Contributions  shall be paid in cash unless otherwise specified on Schedule A or
                                                                   ----------
agreed  to  by  the  Members.  Except  as  set forth on Schedule A, no Member or
                                                        ----------
Manager shall be entitled or required to make any contribution to the capital of the Company unless approved by all Managers and Members; however, the Company may borrow from its Members as well as from banks or other lending institutions to finance its working capital or the acquisition of assets upon such terms and conditions as shall be approved by the Managers, and any such borrowing from Members shall not be considered Contributions or reflected in their Capital Accounts. The value of all non-cash Contributions made by Members shall be set forth on Schedule A. No Member shall be entitled to any interest or
           -----------
compensation with respect to its Contribution or any services rendered on behalf
         --
of the Company except as specifically provided in this Agreement or approved by the Managers. No Member shall have any liability for the repayment of the Contribution of any other Member and each Member shall look only to the assets of the Company for return of its Contribution.


                                   ARTICLE VII
                        Profits, Losses and Distributions
                        ---------------------------------

7.1.     Profits,  Losses  and  Distributions.
         ------------------------------------

(a) All profits and losses arising from the normal course of business operations or otherwise and all cash available for distribution from whatever source, commencing with the date of this Agreement, shall be allocated or distributed to the Members according to their Membership Interests.

(b) All profits and losses allocated to the Members shall be credited or charged, as the case may be, to their Capital Accounts. The terms "profits" and
     "losses" as used in this Agreement shall mean income and losses, and each item of income, gain, loss, deduction or credit entering into the computation thereof, as determined in accordance with the accounting methods followed by the Company and computed in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv). Profits and losses for Federal income tax purposes shall be allocated in the same manner as profits and losses for purposes of this Article VII, except as provided in Section 7.3(a).

7.2.     Distributions  Upon  Dissolution.
         --------------------------------

(a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Company, the remaining assets of the Company (or the proceeds of sales or other dispositions in liquidation of the Company assets, as may be determined by the remaining or surviving Member(s)) shall be distributed to the Members in accordance with the positive balances in their Capital Accounts after taking into account all Capital Account adjustments for the Company taxable year. In the event that a Member has a negative balance in his Capital Account following the liquidation of the Company or his interest in the Company after taking into account all Capital Account adjustments for the Company taxable year in which the liquidation occurs, such Member shall pay to the Company in cash an amount equal to the deficit balance in the Capital Account of such Member.

(b) With respect to assets distributed in kind to the Members in liquidation or otherwise, (i) any unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be profits and losses realized by the Company immediately prior to the liquidation or other distribution event; and (ii) such profits and losses shall be allocated to the Members and credited or charged to their Capital Accounts, and any property so distributed shall be treated as a distribution of an amount in cash equal to the excess of such fair market value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered. For the purposes of this Section 7.2(b), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the fair market value of such assets, taking into account the fair market value of the associated financing but subject to Section 7701(g) of the Code, and the Company's basis in such assets as determined under Treasury Regulation Section 1.704-1(b). This Section 7.2(b) is merely intended to provide a rule for allocating unrealized gains and losses upon liquidation or other distribution event, and nothing contained in this Section 7.2(b) or elsewhere in this Agreement is intended to treat or cause such distributions to be treated as sales for value. The fair market value of such assets shall be determined by an appraiser to be selected by the Manager with the Consent of the Members.

7.3.     Special  Provisions.
         -------------------

Notwithstanding  the  foregoing  provisions  in  this  Article  VII:

(a) Income, gain, loss and deduction with respect to Company property which has a variation between its basis computed in accordance with Treasury Regulation Section 1.704-(b) and its basis computed for Federal income tax purposes shall be shared among Members so as to take account of the variation in a manner consistent with the principles of Section 704(c) of the Code and Treasury Regulation Section 1.704-3.

(b) Section 704 of the Code and the Treasury Regulations issued thereunder, including but not limited to the provisions of such regulations addressing qualified income offset provisions, minimum gain chargeback requirements and allocations of deductions attributable to nonrecourse debt and partner nonrecourse debt, are hereby incorporated by reference into this Agreement.

7.4.     Distribution  of  Assets  in  Kind.  No  Member shall have the right to
         ----------------------------------
require any distribution of any assets of the Company to be made in cash or in kind. If the Managers determine to distribute assets of the Company in kind, such assets shall be distributed on the basis of their fair market value as determined by the Managers. Any Member entitled to any interest in such assets shall, unless otherwise determined by the Managers, receive separate assets of the Company, and not an interest as tenant-in-common with other Members so entitled in each asset being distributed. Distributions in kind need not be made on a pro-rata basis but may be made on any basis which the Managers determine to be reasonable under the circumstances.


                                  ARTICLE VIII
                             Transfers of Interests
                             ----------------------

8.1.     Transfer  of a Member's Membership Interest.  Subject to the provisions
         -------------------------------------------
of this Article VIII, each Member may sell, assign, give, pledge, hypothecate, encumber or otherwise transfer, including, without limitation, any assignment or transfer by operation of law or by order of court, such Member's Membership Interest in the Company, with the consent of the other Members and the Managers (which may not be unreasonably withheld or delayed).

8.2.     Death,  Incompetence,  Dissolution of a Member.  If a Member dies, such
         ----------------------------------------------
Member's executor, administrator, or trustee, or, if he or she is adjudicated incompetent, such Member's guardian, or, if it is a corporation, trust, limited liability company or partnership and is dissolved, the liquidator, shall automatically become an assignee (the "Assignee") of the Membership Interest of the deceased, incompetent, or dissolved Member. The Assignee may receive distributions and shall have all the rights of a Member for the purpose of settling or managing such deceased or incompetent Member's estate, but shall not be a Member and shall not have the power to vote such Member's Membership Interest. The Assignee shall also have such power as the decedent, incompetent or dissolved entity possessed: (1) to assign all or any part of the Member's Membership Interest subject to Section 8.1; and (2) to satisfy conditions precedent to the assignment of the Membership Interest set forth in Section 8.1.

8.3.     Admission  of  Member;  Effect  of  Transfer.
         --------------------------------------------

(a) If the transferee of any Member is admitted as a Member or is already a Member, the Member transferring its Membership Interest shall be relieved of liability with respect to the transferred Membership Interest arising or accruing under this Agreement on or after the effective date of the transfer, unless the transferring Member (the "Transferring Member") affirmatively assumes such  liability;  provided, however, that the Transferring Member shall not
                       --------  -------
be relieved of any liability for prior distributions and unpaid contributions unless the transferee affirmatively assumes such liabilities.

(b) Any person who acquires in any manner a Membership Interest or any part thereof in the Company, whether or not such person has accepted and assumed in writing the terms and provisions of this Agreement or been admitted as a Member, shall be deemed by the acquisition of such Membership Interest to have agreed to be subject to and bound by all of the provisions of this Agreement with respect to such Membership Interest, including without limitation, the provisions hereof with respect to any subsequent transfer of such Membership Interest.

     8.4 Right of First Refusal. All or any part of a Member's Interest in the Company proposed to be transferred by a Member shall be subject to the right of first refusal contained in this Section 8.4:
     (a) Notice of Proposed Transfer. The Transferring Member, prior to making any proposed transfer of all or any part of such Transferring Member's Membership Interest in the Company, shall first give written notice to the other Members of the proposed transfer and the terms of the proposed transfer (such notice being hereinafter referred to as the "First Offer Notice"). Such First Offer Notice shall constitute an offer by the Transferring Member to sell to the other Members all, but not less than all, of the Membership Interest in the Company that the Transferring Member proposes to transfer (the "Offered Interest") upon the terms and conditions set forth in the First Offer Notice. The last of the dates on which, pursuant to the provisions of Section 10.2, the First Offer Notice is deemed to be given to the Members is hereinafter referred to as the "Notice Date." Those non-transferring Members desiring to purchase all or a portion of the Offered Interest shall agree among themselves as to the portion of the Offered Interest to be purchased by each. In the absence of such an agreement, each non-transferring Member desiring to purchase all or a portion of the Offered Interest shall be entitled to purchase a portion of the Offered Interest in the same ratio as the percentage of Membership Interests held by such non-transferring Member holds relative to the collective percentage of Membership Interests held by all non-transferring Members desiring to purchase all or a portion of the Offered Interest.
     (b) Notice of Acceptance. The non-transferring Members shall have sixty (60) days from the Notice Date to purchase the Offered Interest. Such election shall be exercised by the giving of notice of such exercise to the Transferring Member. No such exercise shall be valid unless said option to purchase has been exercised with respect to the entire Offered Interest.
(c) Acceptance of Offer; Closing. Upon the acceptance by all or some of the non-transferring Members of the Transferring Member's offer, the transfer of the Offered Interest from the Transferring Member to the purchasing Member(s) (the "Purchasing Member(s)") shall be closed and consummated in the principal office of the Company, on or before 11:00 A.M. local time on the ninetieth (90th) day following the Notice Date (or, if such day is not a business day, the business day next following such day). At such closing, the Transferring Member shall execute and deliver all documents and instruments to the Purchasing Member(s) as are reasonably deemed appropriate by counsel to the Company to effectuate the transfer. The Purchasing Member(s) shall acquire the Offered Interest subject to the transfer restrictions of this Agreement as to further Transfers of all or any part of such Offered Interest.
(d) Transfer to Third Party; Later Transfer. If the Members fail to give timely notice of their desire to acquire the Offered Interest, then the Transferring Member shall be permitted to transfer all, but not less than all, of the Offered Interest; provided, however, that such transfer shall be made substantially in accordance with the terms of the proposed transfer as described in the First Offer Notice; and provided further that such transfer must be consummated prior to the one hundred eightieth (180th) day following the Notice Date; and provided further that such transfer shall comply with all the terms and conditions of this Article VIII. The transferee shall acquire the Offered Interest subject to all of the terms and previsions of this Agreement, including without limitation, the transfer restrictions and substitution provisions of this Article VIII. In the event the Transferring Member fails, prior to such date, to consummate such proposed transfer, then prior to any subsequent transfer of all or any part of the Transferring Member's Interest in the Company, the Transferring Member shall be required to give the Members Notice thereof, and the right of first refusal provisions described in this Section 8.4 shall again be exercisable with respect thereto.

                                   ARTICLE IX
                    Dissolution, Liquidation and Termination
                    ----------------------------------------

9.1.     Dissolution.  The Company shall dissolve and its affairs shall be wound
         -----------
     up  upon  the  first  to  occur  of  the  following:

(a)     the  written  consent  of  the  Members;

(b) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(c) the consolidation or merger of the Company in which it is not the resulting or surviving entity.

9.2.     Liquidation.  Upon  dissolution  of the Company, the Managers shall act
         -----------
as its liquidating trustees or the Managers may appoint one or more Managers or Members as liquidating trustee. The liquidating trustees shall proceed diligently to liquidate the Company and wind up its affairs and shall dispose of the assets of the Company as provided in Section 7.2 hereof. Until final distribution, the liquidating trustees may continue to operate the business and properties of the Company with all of the power and authority of the Managers. As promptly as possible after dissolution and again after final liquidation, the liquidating trustees shall cause an accounting by the accounting firm then serving the Company of the Company's assets, liabilities, operations and liquidating distributions to be given to the Members.

9.3.     Certificate  of  Cancellation.  Upon  completion of the distribution of
         -----------------------------
Company assets as provided herein, the Company shall be terminated, and the Managers (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware under  the  Act, cancel any other filings made pursuant to Sections 1.1 and
1.5 and take such other actions as may be necessary to terminate the existence of the Company.


                                    ARTICLE X
                               General Provisions
                               ------------------

10.1.     Offset.  Whenever  the  Company is obligated to make a distribution or
          ------
payment to any Member, any amounts that Member owes the Company may be deducted from said distribution or payment by the Managers.

10.2.     Notices.  Except  as  expressly  set  forth  to  the  contrary in this
          -------
Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been properly given if sent by registered or certified mail, postage prepaid, by commercial overnight courier, by facsimile or if delivered in hand to Members at their  addresses  on  Schedule  A,  or  such  other address as a Member may
                           -----------
specify by notice to the Managers and to the Company or the Managers at the address of the principal office of the Company specified in Section 1.3. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

10.3.     Entire  Agreement;  Binding  Effect.  This  Agreement  constitutes the
          -----------------------------------
entire agreement of the Members and the Managers relating to the Company and supersedes all prior oral or written agreements or understandings with respect to the Company. This Agreement is binding on and inures to the benefit of the parties and their respective successors, permitted assigns and legal representatives.

10.4.     Amendment  or  Modification.  Except  as specifically provided herein,
          ---------------------------
this Agreement may be amended or modified from time to time only by a written instrument signed by all of the Members.

10.5.     Governing  Law; Severability.  This Agreement is governed by and shall
          ----------------------------
be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

10.6.     Further  Assurances.  In  connection  with  this  Agreement  and  the
          -------------------
transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions, as requested by the Managers.

10.7.     Waiver of Certain Rights.  Each Member irrevocably waives any right it
          ------------------------
     may have to maintain any action for dissolution of the Company or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

10.8.     Third-Party  Beneficiaries.   The provisions of this Agreement are not
          --------------------------
intended to be for the benefit of any creditor or other person to whom any debts or obligations are owed by, or who may have any claim against, the Company or any of its Members or Managers, except for Members or Managers in their capacities as such. Notwithstanding any contrary provision of this Agreement, no such creditor or person shall obtain any rights under this Agreement or shall, by reason of this Agreement, be permitted to make any claim against the Company or any Member or Manager.

10.9.     Interpretation.  For the purposes of this Agreement, terms not defined
          --------------
     in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

10.10.     Counterparts.  This  Agreement  may  be  executed  in  any  number of
           ------------
counterparts with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.

            [The remainder of this page is left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date set forth above.

MANAGERS  AND  MEMBERS:

          AFG  INVESTMENT  TRUST  C

By: AFG ASIT CORPORATION, not in its individual capacity but solely as Managing Trustee

By:  ___________________________________

Its:  ___________________________________


     AFG  INVESTMENT  TRUST  D

By: AFG ASIT CORPORATION, not in its individual capacity but solely as Managing Trustee

By:  ___________________________________

Its:  ___________________________________

                      OPERATING AND JOINT VENTURE AGREEMENT
                                       OF
                                  C & D IT LLC

                                   Schedule A
                                   ----------


                                     MEMBERS



                                                               Membership
Name and Address of Member                      Contribution   Interest
----------------------------------------------  -------------  -----------

AFG INVESTMENT TRUST C
c/o AFG ASIT Corporation, its Managing Trustee
200 Nyala Farms
Westport, CT 06880
                                                $   1,000,000          50%
AFG INVESTMENT TRUST D
c/o AFG ASIT Corporation, its Managing Trustee
200 Nyala Farms
Westport, CT 06880                              $   1,000,000          50%